Exhibit 99.1

Tidewater Announces Fiscal 2009 Year End Earnings Conference Call and Presentation at the Calyon Energy Forum

NEW ORLEANS, May 5, 2009 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2009 fourth quarter (ended March 31, 2009) earnings conference call has been scheduled for Thursday, May 14, 2009, at approximately 10:00 a.m. CDT. The press release will be issued before the market opens on May 13, 2009.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDT on May 14, 2009, and will continue until 11:59 p.m. CDT on May 16, 2009. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the US). The conference call ID number is 96758656.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until June 14, 2009.

In addition, Tidewater also announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Calyon Energy Forum in New York, New York on Wednesday, May 13, 2009, at approximately 9:45 a.m. EDT. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 430 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.